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                           SHARE ACQUISITION AGREEMENT


         THIS SHARE ACQUISITION AGREEMENT (this "Agreement"), dated as of June 30, 2000, by and between High Speed Net Solutions, Inc., a Florida corporation ("HSNS"), and Douglas May, an individual (hereinafter referred to as the "Shareholder").

                              W I T N E S S E T H:

         WHEREAS, the Shareholder owns all of the issued and outstanding shares of Common Stock, par value $.01 per share (the "May Shares"), of Douglas May & Co., Inc., a Texas corporation ("May");

         WHEREAS, May carries on the business of advertising design, brand development and interface consulting, including the development of corporate Websites (the "Business"); and

         WHEREAS, the Shareholder desires to sell to HSNS, and HSNS desires to acquire from the Shareholder, all of the issued and outstanding shares of May in exchange for shares of Common Stock, par value $0.01 per share, of HSNS (the "HSNS Shares").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration had and received, the parties hereto, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth in this Agreement, and upon the terms and subject to the conditions contained herein, hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

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         Section 1.1       PURCHASE AND SALE OF SHARES. On the terms and subject
to the conditions of this Agreement, the Shareholder shall sell, transfer and deliver to HSNS, and HSNS shall purchase and acquire from the Shareholder, at the Closing (as defined in Section 2.1 hereof) and for the consideration hereinafter set forth, all of the May Shares, free from any restrictions, liens, encumbrances, claims, options, calls, pledges, trusts and other commitments, agreements or arrangements (collectively, "Claims"). The Shareholder shall pay any and all state and federal transfer taxes and governmental charges assessable against the Shareholder regarding the transfer of the May Shares to HSNS.

         Section 1.2 PURCHASE PRICE. In full consideration for the May Shares, HSNS shall transfer and deliver to the Shareholder at the Closing the following:

                  (a) 50,000 HSNS Shares, subject to the adjustment provided for in Section 1.3;

                  (b) That number of HSNS Shares that when multiplied by the Closing Price (as hereinafter defined) of one HSNS Share shall be equal to Five Hundred Seventy-Six Thousand Dollars ($576,000). The Closing Price of one HSNS Share shall be the average of the daily last sales prices of HSNS Shares on the OTC Bulletin Board (as reported on Bloomberg.com or, if not reported thereby, any other authoritative source selected by HSNS) for the ten consecutive full trading days in which HSNS Shares are traded on the OTC Bulletin Board ending at the close of trading on the second business day prior to the Closing Date; and

                  (c) That number of HSNS Shares that when multiplied by the Closing Price shall be equal to $300,000, which represents the balance of May's accounts receivable, meaning all amounts owed to May by its customers and others and equaling $453,539 at the close of

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         business on the second business day prior to the Closing Date, less a reserve of $3,900 (the "Accounts Receivable"), less $73,294, which is twenty percent (20%) of May's gross billings to SAPI since January 1, 2000, and less $76,345, exchanged for HSNS Shares pursuant to Section
         1.2 (b). The Accounts Receivable further does not include the sum of $69,637 owed by X-Stream Technologies, Inc. for the work done, reflected on invoice numbers 2901 through 2908, dated October 29, 1999 (the "X-Stream Invoices"), which was assigned to Shareholder prior to closing.

         Section 1.3 ADJUSTMENT TO PURCHASE PRICE. If the market value of one HSNS Share is less than $10.00 on the first anniversary of the Closing Date, then HSNS shall deliver to the Shareholder such number of additional HSNS Shares so that the product of (a) the sum of the HSNS Shares delivered to the Shareholder pursuant to Section 1.2(a) at the Closing (as adjusted to account for any stock splits, reverse stock splits, stock dividends, combinations or reclassifications), plus (ii) the additional shares to be delivered pursuant to this Section 1.3, and (b) the market value of one HSNS Share on the first anniversary of the Closing Date, shall be equal to Five Hundred Thousand Dollars ($500,000). The market value of one HSNS Share on the first anniversary of the Closing Date shall be the last sale price of HSNS Shares on the OTC Bulletin Board as reported on Bloomberg.com or, if not reported thereby, any other authoritative source selected by agreement between Shareholder and HSNS, on the first anniversary of the Closing Date or, if no HSNS Share shall have traded on such date, on the last trading day preceding the first anniversary of the Closing Date.

                                   ARTICLE II

                                     CLOSING

         Section 2.1 CLOSING DEFINED. The closing (the "Closing") of the purchase and sale of the

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May Shares shall be held at the offices of Schell Bray Aycock Abel & Livingston
P.L.L.C., 230 North Elm Street, Suite 1500, Greensboro, North Carolina on June 30, 2000 at 10:00 a.m., local time, or at such other place and time as the parties hereto shall mutually agree.

         Section 2.2 CLOSING DELIVERIES OF THE SHAREHOLDER. At the Closing, the Shareholder shall deliver to HSNS: (a) stock certificates representing the May Shares, duly endorsed in blank or accompanied by appropriate stock powers duly endorsed in blank and (b) all closing certificates and other documents required to be delivered by the Shareholder or May to HSNS at the Closing under the provisions of this Agreement.

         Section 2.3 CLOSING DELIVERIES OF HSNS. At the Closing, HSNS shall deliver to the Shareholder: (a) certificates representing the HSNS Shares as provided for in Section 1.2; (b) the May License Agreement (as defined and described in Section 3.2 (i)), duly executed by May and HSNS; (c) the Accounts Receivable Escrow Agreement (as defined and described in Section 4.8(c)), duly executed by May, HSNS, and the Escrow Agent, and (d) the joint prosecution agreement, described in Section 4.10, executed by May, HSNS and Shareholder.

         Section 2.4 DOCUMENTS DELIVERED BY THE SHAREHOLDER AND HSNS. At the Closing, the Shareholder and HSNS shall execute and deliver the Employment Agreement between the Shareholder and HSNS in the form attached hereto as Exhibit A.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder hereby represents and warrants to HSNS that:

                  (a) ORGANIZATION AND STANDING. May is a corporation duly organized, validly

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         existing and in good standing under the laws of the State of Texas, and has all requisite power and authority to operate its business, to own or lease its properties and assets, and to carry on its business as now being conducted. May has no subsidiary corporations, and owns no interest, directly or indirectly, in any other business enterprise, firm or corporation. May is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, requires such qualification under applicable law.

                  (b) AUTHORIZED CAPITAL. May has an authorized capital consisting solely of 1,000,000 shares of common stock, par value $.01 per share, 5,000 of which are issued and outstanding (the "Outstanding Shares"), and none of which are held as treasury shares. All of the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and there are no other securities of May of any class issued, reserved for issuance or outstanding. There are no options, offers, warrants, conversion rights, subscriptions, or agreements or rights of any kind to subscribe for or to purchase, or commitments to issue (either formal or informal, firm or contingent), shares of capital stock or other securities of May (whether debt, equity or a combination thereof) or obligating May to grant, extend or enter into any such agreement or commitment.

                  (c) SHAREHOLDER; TITLE TO SHARES. The Shareholder is the sole holder of record and beneficial owner of all of the Outstanding Shares. The Shareholder holds good, valid and marketable title to the Outstanding Shares, free and clear of all Claims. The certificates and other documents representing the Outstanding Shares delivered to HSNS at the Closing, and

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         the signatures and endorsements thereof or stock powers or powers of attorney delivered therewith, will be valid and genuine and will deliver to HSNS sole and absolute ownership of the Outstanding Shares, free and clear of all Claims.

                  (d) CAPACITY OF SHAREHOLDER; CONSENTS; EXECUTION OF AGREEMENT; GOOD TITLE TO HSNS. The Shareholder has all requisite power, authority and capacity to enter into and perform this Agreement and all other agreements and instruments entered into by the Shareholder in connection herewith, and to perform the obligations required to be performed by him hereunder and thereunder. All consents or approvals from any persons, courts, Governmental Authorities (as hereinafter defined) and other entities, required to be obtained by the Shareholder so as to sell his May Shares to HSNS pursuant to the terms of this Agreement have been obtained. This Agreement and all other agreements and instruments entered into by the Shareholder in connection herewith have been duly executed and delivered by, and constitute the valid and legally binding obligations of, the Shareholder, enforceable against the Shareholder in accordance with their respective terms. Upon delivery of the May Shares to HSNS as herein contemplated, HSNS shall acquire the entire legal and beneficial ownership of, and shall have good, valid and marketable title to, all of the issued and outstanding shares of capital stock of May, free and clear of all Claims.

                  (e) ARTICLES AND BYLAWS. The Shareholder has delivered to HSNS copies of the articles of incorporation and bylaws of May, and such documents are true, correct and complete, and have not been amended or modified in any respect.

                  (f) CONFLICTS; DEFAULTS. Neither the execution and delivery of this Agreement and the other agreements and instruments executed and delivered in connection herewith by the

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         Shareholder, nor the performance of the transactions contemplated hereby or thereby by the Shareholder, will (i) violate, conflict with, or constitute a default under, any of the terms of May's articles of incorporation or bylaws, or any provisions of, or result in the acceleration of any obligation under, any contract, indenture, deed of trust, lease, agreement or other instrument, including, without limitation, the Contracts (as hereinafter defined), or order, judgment or decree, relating to May, the Business or the May Shares, or by which May, the assets of May or the May Shares may be bound, (ii) result in the creation or imposition of any Liens (as hereinafter defined) or Claims in favor of any third person or entity upon any assets of May or the May Shares, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any foreign, United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively, "Governmental Authorities"), or (iv) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of such Liens or Claims. May is not in violation of its articles of incorporation or bylaws, or in default under any of the terms or provision of any contract, indenture, deed of trust, lease, agreement or other instrument (including, without limitation, the Contracts) or any order, judgment or decree, to which May is a party or by which May is bound, and there exists no condition or event which, after notice or lapse of time or both, would result in such violation or default.

                  (g) FINANCIAL STATEMENTS. The Shareholder has heretofore delivered to HSNS the following financial statements (collectively, the "Financial Statements"): (i) the unaudited balance sheets of May as of December 31, 1999, 1998, 1997 and 1996 and the related

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         statements of income and retained earnings for the years then ended, as compiled by Edwin L. Roberts, certified public accountant, and (ii) the unaudited balance sheet of May as of June 30, 2000 and the related statement of income for the year-to-date period then ended. Each of the Financial Statements is true and correct in all material respects, was prepared from the books and records kept by May for the Business, and fairly presents the financial position of May as of such dates or the results of May's operations for the periods then ended in accordance with generally accepted accounting principles consistently applied. Since December 31, 1999, there has been no material adverse change in the financial condition, results of operations, business or prospects of May, nor has there been any event or condition of any character that has affected, or that is likely to materially and adversely affect, the financial condition, results of operations, business or prospects of May. The June 30, 2000 Balance Sheet reflects all properties and assets, real, personal or mixed, that are currently used by May in the Business, except for (i) the properties and assets listed on the Schedule entitled "Shareholder Properties" attached hereto, and (ii) properties and assets not in excess of $10,000 (in the aggregate) purchased or sold since June 30, 2000 in the ordinary and normal course of business and working capital acquired since June 30, 2000 in the ordinary and normal course of business.

                  (h) LIABILITIES. May has no liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent or otherwise, except for those (i) reflected or reserved on the June 30, 2000 Balance Sheet, and (ii) listed on the Schedule entitled "Liabilities" attached hereto. There exists no event or circumstance which, after notice or lapse of time or both, might create any other obligations or liabilities of May.

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                  (i)      CHANGES IN CIRCUMSTANCES. Since December 31, 1999,
         May has not (i) sold, transferred or otherwise disposed of any of its properties or assets outside the ordinary and normal course of business or for less than fair market value; (ii) mortgaged, pledged, or subjected to any Lien, any of its properties or assets; (iii) acquired any properties or assets outside the ordinary and normal course of business or for more than fair market value; (iv) sustained any damage, loss or destruction of or to its assets, properties or business (whether or not covered by insurance); (v) entered into any transaction or otherwise conducted the Business other than in the ordinary and normal course; (vi) effected any change in its articles of incorporation or bylaws; (vii) granted any salary increase or bonus or permitted any advance to any officer or director or to the Shareholder, instituted or granted any general salary increase to the employees of May, or entered into any new, or altered or amended any existing Employee Plan (as hereinafter defined) or any employment or consulting agreement, except as authorized under Section 4.1(e), or as set forth on the Schedule styled "Employees" attached pursuant to Section 3.1(x);
         (viii) made any borrowing, whether or not in the ordinary and normal course of business, issued any commercial paper or refinanced any existing borrowings; (ix) paid any obligation or liability (fixed or contingent), other than in the ordinary and normal course of business, discharged or satisfied any Lien, or settled any claim, liability or suit pending or threatened against May or any of May's properties or assets; (x) entered into any licenses or leases; (xi) made any loans or gifts; (xii) modified, amended, cancelled or terminated any existing contracts or commitments under circumstances that would materially and adversely affect its financial condition, results of operations, business or prospects; (xiii) purchased, redeemed, retired or otherwise acquired

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         (directly or indirectly) any of its capital stock; (xiv) declared or paid, or become obligated to declare or pay, any dividend or distribution, or any other payment or distribution in respect of shares of its capital stock, except as authorized under Section 4.1(e); (xv) disbursed, or became obligated to disburse, cash, except in the ordinary course of carrying on the Business, except as authorized under
         Section 4.1(e); (xvi) willfully taken or omitted to take any action that would cause to be breached, or might result in a breach of, any of the representations, warranties, covenants, obligations and agreements of the Shareholder contained herein if the same were made anew immediately after such act or omission; (xvii) suffered any change in the condition (financial or otherwise) in its properties, assets, liabilities or business, except for usual and normal changes in the ordinary course of business that have not, individually or in the aggregate, had a materially adverse affect on May; or (xviii) agreed to, or obligated itself to, do anything identified in (i) through
         (xvii) above.

                  (j) ASSETS OF MAY; GOOD TITLE. The properties and assets reflected on the June 30, 2000 Balance Sheet and the properties and assets listed on the Schedule entitled "Shareholder Properties" are in good operating condition and repair (subject to normal wear and tear consistent with the age of such properties or assets), and are adequate and sufficient for the operation of the Business as now conducted by May. May is the only business organization through which the Business is conducted, and all of the assets used to conduct the Business are owned by May, other than the assets listed on the Schedule entitled "Shareholder Properties," which assets will be conveyed to May prior to the Closing free and clear of all Claims. May has good and marketable title to all properties and assets reflected on the June 30, 2000 Balance Sheet (except to the extent such assets and properties have

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         been disposed of for fair market value in the ordinary course of business since June 30, 2000, and will have good and marketable title to the assets listed on the Schedule entitled "Shareholder Properties" prior to the Closing. May owns all such assets and properties (or, with respect to the assets listed on the Schedule entitled "Shareholder Properties," will own them) free and clear of any and all security interests, liens, encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments and other burdens (collectively, "Liens"), except: (i) as disclosed on the Schedule entitled "Liens" attached hereto, or (ii) Permitted Liens (as hereinafter defined). Except as disclosed on the June 30, 2000 Balance Sheet, or on the Schedule entitled "Liens" attached hereto, no properties or assets of May are subject to or are held under any lease, mortgage, security agreement, conditional sales or other title retention agreement, equipment obligation or lease purchase agreement, or are other than in the sole possession and under the sole control of May or its agents. May has the right under valid and existing leases to occupy, use or control all material properties and assets leased by it.

                  (k) REAL PROPERTY. May neither owns nor leases any real property other than pursuant to the 1600 Pacific Place Lease (as hereafter defined).

                  (l) 1600 PACIFIC PLACE LEASE. The 1600 Pacific Place Lease, which covers the lease of office space to May at 1600 Pacific Avenue, Suite 1525, Dallas, Texas and a true, correct and complete copy of which has been delivered by the Shareholder to HSNS (the "Lease"), has not been modified, altered, terminated or revoked, and is in full force and effect. May, as the present tenant under the 1600 Pacific Place Lease, is not in default under,

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         or in breach of, any of the terms of the 1600 Pacific Place Lease and there are no existing facts or conditions that could give rise to any such breach or default, or any claim against the Company, under the 1600 Pacific Place Lease, and May has no liabilities outstanding under the 1600 Pacific Place Lease other than for rent not past due. Dallas Minnesota Investments, LLC, as present lessor under the 1600 Pacific Place Lease (the "Landlord"), is not in default thereunder, or in breach thereof, and there are no existing facts or conditions that could give rise to any such breach or default, or any claim against Dallas Minnesota Investments, LLC under the 1600 Pacific Place Lease. May has the right to quiet enjoyment of all real property subject to the l600 Pacific Place Lease for the full term of such lease and any renewal option related thereto. There has been no disturbance of, or challenge to, May's quiet possession under such lease, and no leasehold or other interest of May in such real property is subject or subordinate to any Lien.

                  (m) ENVIRONMENTAL AND SAFETY COMPLIANCE. Neither (i) the operation of the Business, nor (ii) May's processes, results or products, violate any applicable law or regulation relating to air, water, or noise pollution or employee health and safety or the production, storage, labeling, transportation or disposition of waste or hazardous or toxic substances, and May is in full compliance with all such laws and regulations.

                  (n) CONTRACTS. The Schedule entitled "Contracts" attached hereto contains a complete list or description of (i) all licenses, contracts, agreements, commitments and undertakings (whether written or oral) (A) relating to May or the Business, or to which May is a party
         (I) that involves the purchase of inventories or the sale of products or services, and

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         involves aggregate future payments in excess of $5,000 or that extends for a period of more than six months, or (II) that does not involve the purchase of inventories or the sale of products or services, and involves aggregate future payments in excess of $5,000 or extends for a period of more than three months, (B) between May and any distributors, manufacturers' agents, or selling agents, or pursuant to which May sells or distributes its products or services, including, without limitation, any contracts, agreements or commitments between May and any Governmental Authority, in each case described in this subsection
         (B) regardless of the size or term of such licenses, contracts, agreements, commitments and undertakings, (ii) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge or other agreement or instrument evidencing indebtedness of May or to which May is a party, (iii) any conditional sale or other title retention agreement, equipment obligation, or lease purchase agreement involving amounts in excess of $5,000 (in the aggregate) relating to May or the Business, or to which May is a party, (iv) each contract, agreement, commitment or undertaking, whether or not fully performed, relating to capital stock, bonds or other securities of May, (v) each contract, agreement, commitment or undertaking presently in effect, whether or not fully performed, by May with any current or former officer, director, consultant, other employee (or group of employees) or shareholder of May, and (vi) all other contracts, agreements, commitments or undertakings of May material to the business, assets, liabilities, financial condition or results of operations of the Business taken as a whole (collectively, "Contracts"). Except as set forth on such Schedule, May has performed in all material respects all obligations required to be performed by it to date under the Contracts, and neither May nor, to the Shareholder's

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         knowledge, any other party to any Contract, has breached or improperly terminated any Contract, or is in default under any Contract by which it is bound, and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default. Except as set forth on such Schedule, each of the Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto.

                  (o) INSURANCE. The Schedule entitled "Insurance" attached hereto contains a list of all insurance policies (specifying the location, insured, insurer, beneficiary of the policy, amount of coverage, type of insurance and policy number) maintained by May. May has in full force and effect, with all premiums paid thereon, the policies of insurance, or renewals thereof, in the amounts set forth on such Schedule. The insurance set forth on such Schedule includes insurance on all of the assets and operations of May of such types, in such amounts, and against all liabilities, claims and risks against which it is customary and prudent to insure.

                  (p) BANK ACCOUNTS. The Schedule entitled "Bank Accounts" attached hereto contains a list of all banks and other financial institutions in which May has accounts (specifying the locations and identifying numbers) and the names of all persons authorized to draw thereon. May has no safe deposit boxes.

                  (q) LITIGATION. Except as set forth on the Schedule entitled "Litigation" attached hereto: (i) May is not subject to any order of, or written agreement or memorandum or understanding with, any Governmental Authority, (ii) there exists no litigation, action, suit, or proceeding pending, or, to the Shareholder's knowledge, any litigation, action, suit,

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         investigation, claim or proceeding threatened, against or adversely affecting May, the Business or the Company Plans (as hereinafter defined), including, without limitation, claims for product warranty, product liability or other liability or obligation relating to products or services sold or fabricated by the Company, or that would adversely affect the transactions contemplated by this Agreement, and (iii) no one has asserted and, to the Shareholder's knowledge, no one has grounds to assert, any claims against May that would affect the transactions contemplated by this Agreement.

                  (r) CUSTOMERS. May is not involved in any claim or controversy with any of its customers. The Schedule entitled "Customers" attached hereto contains a list of May's twenty largest customers.

                  (s) REGULATORY COMPLIANCE. Except as set forth on the Schedule entitled "Litigation," May has complied with all laws, regulations, and orders (including, without limitation, zoning ordinances, building codes, and environmental, civil rights, and occupational health and safety laws and regulations) applicable to it and to the conduct of the Business, and no material expenditures are or will be required by May to comply with any laws, regulations or orders of any Governmental Authorities. Except as set forth in such Schedule, May is not in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in default under, the terms of any rule or regulations of any Governmental Authority or of any judgment, decree, order or writ of any Governmental Authority, whether at law or in equity, issued or entered against May.

                  (t) BROKER, FINDERS AND AGENTS; TRANSACTION COSTS. Neither May nor the Shareholder is directly or indirectly obligated to anyone acting as a broker, finder or in any

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         other similar capacity in connection with this Agreement or the transactions contemplated hereby. Except as specifically set forth on the Schedule entitled "Transaction Costs," May has no liability or obligation for any accounting, consulting, brokers' or finders' fees, investment banking or legal fees, or other fees, expenses or charges incurred in connection with the negotiation, preparation, execution or performance of this Agreement or the transactions contemplated hereby.

                  (u) INTELLECTUAL PROPERTY. The Schedule entitled "Intellectual Property" attached hereto sets forth a complete and correct list (with an indication of the record owner and identifying number) of all patents, trademarks, service marks, trade names and copyrights (and all applications for, or extensions or reissuances of, any of the foregoing) that are or have been used in the conduct of, or that relate to, the Business or that are owned by May. True, correct and complete copies of the patents, trademarks, service marks, trade names and copyrights (and all applications for, or extensions or reissuances of, any of the foregoing) identified on such Schedule have been delivered to HSNS. Except as set forth in such Schedule, May solely owns or has the exclusive right to use, free and clear of any payment, restriction or encumbrance the Intellectual Property. Except as set forth in such Schedule, there is no claim or demand of any person pertaining to, or any proceedings pending or, to the Shareholder's knowledge, threatened, that challenge (i) the exclusive rights of May in respect of the Intellectual Property (or applications for, or extensions or reissuances of, any of the foregoing) or (ii) the rights of May in respect of any processes, formulas, confidential information, trade secrets, know-how, technology or other intellectual property that are or have been used in the conduct of, or that relate to, the Business or that are owned by May,

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         save and except for the dispute pertaining to the work reflected on the
         X-Stream Invoices. The Intellectual Property is not subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or any contract, agreement, commitment or undertaking with any person, or infringes or is being infringed by others or is used by others (whether or not such use constitutes infringement). To the best of Shareholder's knowledge and belief, the Business does not involve employment of any person in a manner that violates any noncompetition or nondisclosure agreement, which such person entered into in connection with any former employment.

                  (v) PERMITS. May has, and is in compliance with, all permits, licenses, variances, waivers or consents that are necessary or required for the operation of the Business as it is currently being operated, all of which permits, licenses, approvals, variances, waivers or consents are in full force and effect.

                  (w) EMPLOYEE RELATIONS; COLLECTIVE BARGAINING AGREEMENTS. There are no controversies pending, or to the Shareholder's knowledge, threatened between May and any representative of its employees. Except as set forth on the Schedule entitled "Employees," May is complying with all laws relating to the employment of labor, including, without limitation, any provision thereof relating to wages, hours, collective bargaining, employee safety and welfare, and the payment of social security and similar taxes. May is not a party to any collective bargaining or union contract and, to the Shareholder's knowledge, there exists no current union organizational effort with respect to May's employees.

                  (x) EMPLOYEES AND EMPLOYEE PLANS. The Schedule entitled "Employees" attached hereto sets forth a list of all individuals employed by the Company who earn an annual base salary of $30,000 or more, with the amounts and a description of such employees' compensation (including bonuses, deferred compensation, and compensation pursuant to plans and pensions separately described in tabular or other identifiable form) paid during the twelve months ended December 31, 1999. Except for the plans disclosed on the Schedule entitled "Employees" attached hereto (the "Company Plans"), May neither maintains nor contributes to any employee pension, benefit or welfare plan, as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, pensions, profit-sharing or deferred compensation plan, agreements or arrangements (collectively, "Employee Plans"), nor has May, the Shareholder or any of May's officers or directors, taken any action directly or indirectly to obligate May to institute any such Employee Plan. May neither maintains nor contributes to any plan of any type that constitutes a "qualified" plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended. May has complied with all terms and conditions of, and has no liabilities or obligations with respect to, the Company Plans. All the Company Plans have been maintained in full compliance with all laws, regulations and orders, including, without limitation, ERISA, of all Governmental Authorities, and all notices, reports and other filings required to be delivered or filed under applicable law with respect to the Company Plans have been duly and timely delivered or filed. HSNS has heretofore been provided with true, correct and complete copies of each of the employee benefit arrangements set forth in the Schedule entitled "Employees," including copies of the Company Plans and any trust agreements relating to the Company Plans.

                  (y) TAXES. May has prepared in good faith and duly and timely filed, or caused to be duly and timely filed, or has an approved extension to file, all tax returns and reports required to be filed by it with the appropriate Governmental Authority. Except as set forth on the Schedule entitled "Taxes" attached hereto, May has paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes required to be paid by May in respect of the periods covered by such returns and reports. Except as disclosed on the Schedule, entitled "Taxes" attached hereto, neither May nor the Shareholder on behalf of May, are subject to any agreement, waivers or other arrangements extending the period for assessment or collection of any taxes. May is not a party to any action or proceeding, nor, to the Shareholder's knowledge, is any such action or proceeding threatened, for the assessment or collection of any taxes, and no deficiency notices or reports have been received by May in respect of any tax, assessment or governmental charges. The Shareholder is not party to any action or proceeding, nor, to the Shareholder's knowledge, is any such action or proceeding threatened for the assessment or collection of taxes attributable to the business or operations of May, and no deficiency notices or reports have been received by the Shareholder in respect of any of such taxes or assessments. Since December 31, 1999, May has not incurred, nor are there accruable against May, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) on account of taxes, assessments or governmental charges, other than: (i) employee payroll taxes for the period December 31, 1999 through the date of this Agreement, and (ii) other taxes attributable to the conduct of the Business between December 31, 1999 and the date of this Agreement in the ordinary and normal course of business and consistent with the representations and warranties set forth in this Agreement (which taxes shall not exceed $5,000 in the aggregate), and there are no facts or circumstances that could give rise to any claim for any such liabilities or obligations.

                  (z) APPROVALS. All consents, approvals, filings, authority and other requirements prescribed by any law, rule or regulation, or any contract, agreement, commitment or undertaking, and which must be obtained or satisfied by the Shareholder, or by May, and that are necessary for the consummation of the transactions contemplated by this Agreement, have been obtained and satisfied.

                  (aa) ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither May, the Shareholder nor any officer, director, employee or agent of the Shareholder or May (or any person acting on behalf of any of the foregoing) has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official or any other person who is or may be in a position to help, hinder, or assist May or the person giving such gift or benefit in connection with any actual or proposed transaction relating to the Business, which gifts or similar benefits would individually or in the aggregate subject May or any officer, director, employee or agent of May to any fine, penalty, cost or expense or to any criminal sanctions. No such gift or benefit is required in connection with the operation of May or the Business to avoid any fine, penalty, costs, expense or material adverse change in May's financial condition, results of operations, business or prospects.

                  (bb) BOOKS AND RECORDS. The books and records of May maintained in connection with the Business (including, without limitation, (i) books and records relating to the purchase of materials and supplies, sales of products or services, dealings with customers, invoices, customer lists, inventories, supplier lists, personnel records and taxes of May, (ii) the stock books, stock ledgers and minute books of May, and (iii) computer software and data in computer readable and human readable form used to maintain such books and records together with the media on which such software and data are stored and all documentation relating thereto) accurately record all transactions of May in all material respects, and have in all material respects been maintained consistent with good business practice.

                  (cc) ACCOUNTS RECEIVABLE. The Accounts Receivable arose only in the ordinary course of business, are not subject to any discounts, allowances or set-offs, and are collectible in the ordinary course of business.

                  (dd) INVESTMENT. The Shareholder (i) understands that the HSNS Shares to be issued pursuant to this Agreement have not been, and, except as otherwise provided in Section 4.8(b), will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the HSNS Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters and is able to evaluate the risks and benefits of the investment in HSNS Shares, (iv) has received certain information concerning HSNS and has had the opportunity to obtain additional information as desired to evaluate the merits and risks inherent in holding HSNS Shares, (v) is able to bear the economic risk inherent in holding the HSNS Shares, and (vi) is an accredited investor, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (ee) COPIES OF DOCUMENTS. May has delivered or made available to HSNS true, correct and complete copies of all contracts, agreements and other documents listed in the Schedules to, or referenced in, this Agreement, and all modifications and amendments thereto.

                  (ff) DISCLOSURE. No representation or warranty made by the Shareholder contained in this Agreement or in any other writing furnished pursuant hereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

         Section 3.2 REPRESENTATIONS AND WARRANTIES OF HSNS. HSNS represents and warrants to the Shareholder that:

                  (a) ORGANIZATION; CORPORATE POWER AND AUTHORITY. HSNS is a corporation duly organized and validly existing under the laws of the State of Florida, and has full corporate power and authority to make and perform this Agreement and all other agreements and instruments entered into by HSNS in connection herewith, and to perform the obligations required to be performed by HSNS hereunder and thereunder. This Agreement and all other agreements and instruments entered into by HSNS in connection herewith have been duly executed and delivered by HSNS. This Agreement and all other agreements and instruments entered into by HSNS in connection herewith have been duly approved by the Directors of HSNS, and constitute the valid, binding and enforceable obligations of HSNS.

                  (b) CONFLICTS; DEFAULTS. Neither the execution and delivery of this Agreement by HSNS, nor the performance of its obligations hereunder, will conflict with or constitute a default under any of the terms of HSNS's Article of Incorporation or Bylaws.

                  (c) HSNS SHARES. The HSNS Shares to be issued to the Shareholder pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable.

                  (d) BROKERS, FINDERS AND AGENTS. HSNS is not directly or indirectly obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

                  (e) DISCLOSURE. No representation or warranty made by HSNS contained in this Agreement or in any other writing furnished pursuant hereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

                  (f) LEASE GUARANTEE. In the event that HSNS has been unable to cause the Landlord to release Shareholder from his personal guarantee of the Lease, on or before the expiration of the initial termination period provided May under the Lease, HSNS agrees that May will exercise its right to terminate the Lease and rent other business premises.

                  (g) LINE OF CREDIT GUARANTEE. HSNS shall cause Shareholder's personal guarantee of May's line of credit facility with Bank of America to be released prior to utilizing the facility.

                  (h) CHANGE OF CORPORATE NAME. As soon as practical after Closing, HSNS shall cause May to change its corporate name to one that does not include, and is not confusingly similar to "Douglas May".

                  (i) LICENSE TO USE MAY INTELLECTUAL PROPERTY. At Closing, HSNS shall execute and deliver to Shareholder a perpetual, non-exclusive, royalty-free, license to use the intellectual property of May, including, but not limited to, all prior designs, work, client records, art work, portfolios, and awards, but excluding any intellectual property using HSNS technology licensed from Summus,Ltd., or developed by HSNS.

                  (j) MAY EMPLOYEE STOCK OPTION PLAN. After Closing, HSNS shall allocate at least 45,000 of its shares as part of its Qualified Stock Plan to awarded to employees of May, as part of their employment benefits to be awarded upon the recommendation by Shareholder, or his successor as President of May, with approval of the Board of Directors of HSNS.

                  (h) COMPLIANCE WITH NORTH CAROLINA SECURITIES LAWS. The transactions contemplated by this Agreement are exempt from registration under the securities laws of the State of North Carolina, and no North Carolina state transfer taxes or other charges are assessable against the Shareholder arising from regarding the sale and transfer of the May Shares to HSNS.

         Section 3.3 GENERAL. The representations and warranties of the parties hereto made in this Agreement, subject to the exceptions thereto, shall not be affected by any information furnished to, or any investigation conducted by and of them or their representatives in connection with the subject matter of this Agreement.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         Section 4.1 CONDUCT OF THE BUSINESS. From the date hereof to the Closing, the Shareholder shall cause May to:

                  (a) conduct and operate its business only in the ordinary course and in a manner consistent with prior and current business practices and operations;

                  (b) use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationship with its customers, suppliers, creditors and others having business dealings with its business;

                  (c) maintain its books and records in a manner consistent with May's past practices;

                  (d) use its best efforts to comply in all material respects with all laws applicable to it and to the conduct of its business; and

                  (e) not pay any dividends, or make any distributions, in respect of its capital stock, or pay any additional compensation, except for (i) a cash dividend or dividends, or compensation, of no more than $75,000 in the aggregate (including all dividends paid since January 1, 2000); (ii) an in-kind dividend, or compensation, of the note receivable reflected on the May 31, 2000 Balance Sheet but only to the extent the principal balance of such note does not exceed $51,500; and the assignment of the X-Stream Invoices, and all claims and causes of action pertaining to the proposed transaction with X-Stream, and work done for extreme, to Shareholder.

                  (f) HSNS agrees that May may make SEP contributions not to exceed 10% of compensation on behalf of all eligible employees for calendar year 1999, and short year ending June 30, 2000, and to extend funding of such payments as long as permitted by tax law.

         Section 4.2 CONFIDENTIALITY. The Shareholder and HSNS shall keep confidential all information furnished to it by the other in connection with this Agreement or the transactions contemplated hereby and shall use such information only in connection with this Agreement and the transactions contemplated hereby. In the event this Agreement is terminated, the Shareholder and HSNS shall promptly cause all copies of all documents and materials in whatever form or extracts thereof containing information as to the other party to be returned to such party and shall maintain the confidentiality of all information furnished to it by such other party.

         Section 4.3 EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         Section 4.4 BEST EFFORTS. From the date hereof to the Closing, each of HSNS and the Shareholder shall use its best efforts to cause its representations and warranties to remain true and correct in all material respects as of the Closing Date and to fulfill the conditions to the other party's obligations hereunder.

         Section 4.5 FURTHER ASSURANCES. From time to time after the Closing, upon request of HSNS and without further consideration, the Shareholder shall execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer and shall take all such other action as may be required for the consummation of the transactions contemplated hereby, and to more effectively transfer to and vest in HSNS, and to put HSNS in possession of, the Business and the May Shares, free and clear of any and all Claims. The Shareholder shall use his best efforts to secure, or to assist HSNS in securing, any consent or waiver from any person, entity or Governmental Authority that may be required for the consummation of the transactions contemplated hereby.

         Section 4.6 COOPERATION IN THE DEFENSE OF CLAIMS. In the event that a claim is asserted against HSNS, any of its direct or indirect subsidiaries or affiliates, or May with respect to events or conditions occurring or existing in connection with, or arising out of, the operation of Business prior to the Closing, or the ownership, possession, use or sale of May's assets prior to the Closing, the Shareholder shall cooperate with HSNS and May in the defense of any such claim.

         Section 4.7 CONSENTS TO ASSIGNMENT. The Shareholder shall use his best efforts to obtain the consents or approvals (or effective waivers thereof) of assignment from those persons or entities whose consents or approvals are required for the sale of the May Shares contemplated by this Agreement.

         Section 4.8       TRANSFER RESTRICTIONS; REGISTRATION RIGHTS.

                  (a) The HSNS Shares to be delivered to the Shareholder pursuant to this Agreement have not been registered under the Securities Act or under the securities laws of any state. The Shareholder shall not sell, transfer, pledge or hypothecate such HSNS Shares in the absence of an effective registration statement under the Securities Act and such registration or qualification as may be required under state securities laws, or an exemption from registration or qualification thereunder. The certificate or certificates evidencing HSNS Shares delivered to the Shareholder pursuant to this Agreement shall bear substantially the following legend:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to High Speed Net Solutions, Inc. that such registration or qualification is not required.

                  (b) HSNS shall file a registration statement, which will include the HSNS Shares delivered to the Shareholder pursuant to Sections 1.2(b) and 1.2(c) (the "S-1 HSNS Shares"), on Form S-1 promulgated by the United States Securities and Exchange Commission (the "SEC"), or other similar format required or prescribed by State, federal, or exchange executive or regulatory agencies with jurisdiction over such registration, to allow the S-1 HSNS Shares to trade on the OTC-Bulletin Board or any recognized Stock Exchange, without restriction (the "Registration Statement"), within 14 days after Closing. HSNS shall use its best efforts to cause the S-1 HSNS Shares to trade on the OTC-Bulletin Board, or any recognized Stock Exchange, without restriction, and diligently pursue such registration after Closing.

                  (c) After Closing, May will escrow the sum of Three Hundred Thousand Dollars ($300,000) collected from the Accounts Receivable (the "Accounts Receivable Escrow") in an interest bearing escrow account with American Escrow Company, 2626 Howell Street, 10th Floor, Dallas, Texas, 75204, Attention: Ms. Paulette Hubbard (the "Escrow Agent") to be held in trust for the benefit of Shareholder pursuant to the terms of this Section 4.8 (c), and separate escrow instructions to be executed at Closing between and among May, HSNS, and the Escrow Agent. In the event that the S-1 HSNS Shares do not trade on the OTC-Bulletin Board, or any recognized Stock Exchange, on or before the expiration of ninety (90) days from Closing, the Escrow Agent shall pay the Accounts Receivable Escrow to the Shareholder in lieu of the HSNS shares delivered to him pursuant to Section 1.2(c), and Shareholder shall return such HSNS shares to HSNS.

                  (d) In the event that the S-1 HSNS Shares do not trade on the OTC-Bulletin Board, or any recognized Stock Exchange, on or before January 1, 2001, HSNS shall, at the election of Shareholder repurchase the HSNS Shares delivered to the Shareholder pursuant to Sections 1.2(b) from Shareholder for the sum of Five Hundred Seventy-Six Thousand Dollars ($576,000), payable in one (1) installment of One Hundred Fifty Thousand and no/100 Dollars ($150,000) on January 1, 2001, and five (5) equal monthly installments of Eighty Five Thousand Two Hundred and no/100 Dollars ($85,200) each, the first such installment being due and payable on February 1, 2001, and the last installment on June 1, 2001.

                  (e) The HSNS Shares delivered to the Shareholder pursuant to Sections 1.2(a) (the "Rule 144 HSNS Shares"), will become eligible for sale under Rule 144 promulgated by the SEC under the Securities Act. Until such shares shall become eligible for sale, HSNS shall use its best efforts to effect a "piggy back" registration of the Rule 144 HSNS Shares, in the event that HSNS initiates a secondary offering of its shares, other than the Registration Statement.

         Section 4.9 MAY TRANSFER RESTRICTIONS; REGISTRATION RIGHTS. The May Shares to be delivered to HSNS pursuant to this Agreement have not been registered under the Securities Act or under the securities laws of any state. HSNS shall not sell, transfer, pledge or hypothecate such May Shares in the absence of an effective registration statement under the Securities Act and such registration or qualification as may be required under state securities laws, or an exemption from registration or qualification thereunder. The certificate or certificates evidencing May Shares delivered to HSNS pursuant to this Agreement shall bear substantially the following legend:

         The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to Douglas May & Co., Inc. that such registration or qualification is not required.

         Section 4.10 JOINT PROSECUTION OF X-STREAM CAUSES OF ACTION. After Closing, Shareholder and May will enter into a joint prosecution agreement (hereinafter so called), which will provide that May will proceed to collect the amounts owed for the work done reflected on the X-Stream Invoices, and compensation and damages for the intellectual property, if any, owned by May pertaining to such work. All attorneys' fees and costs shall be paid by May. In the event of a recovery, the Shareholder shall receive fifty percent (50%) of the net recovery, after payment of attorney's fees and expenses.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

         Section 5.1 CONDITIONS TO OBLIGATIONS OF HSNS. The obligations of HSNS to purchase the May Shares are subject to the satisfaction (or waiver by HSNS) as of the Closing of the following conditions:

                  (a) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Shareholder on or before the

         Closing Date shall have been fully complied with and performed in all material respects.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholder set forth in Section
         3.1 shall be true and correct both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions that may have taken place after the date of this Agreement and that are expressly contemplated by this Agreement.

                  (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in the financial condition, results of operations or business of May.

                  (d) LITIGATION. No action or proceeding shall have been instituted before any court or governmental body by any third party to restrain or prohibit, or to obtain damages in respect of, the consummation of the transactions contemplated by this Agreement. No party to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation into the consummation of the transactions contemplated by this Agreement or
         (ii) the actual commencement of such an investigation.

                  (e) OFFICERS' CERTIFICATE. May shall have furnished to HSNS a certificate dated the Closing Date, signed by its chief executive officer and its chief financial officer, to the effect that, to the knowledge and belief of each of them, the conditions set forth in Sections 5.1(a) through (d) have been satisfied.

                  (f) OTHER DOCUMENTS. HSNS shall have received from the Shareholder all resolutions, documents and instruments incidental to the transactions contemplated hereby, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

                  (g) GOVERNMENTAL APPROVAL. All required governmental approvals or consents shall have been obtained from the appropriate governmental authorities in those jurisdictions in which the failure to obtain such approvals or consents would materially adversely affect the operations of the Business in such jurisdictions.

         Section 5.2 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER. The obligations of the Shareholder to sell the May Shares are subject to the satisfaction (or waiver by the Shareholder) as of the Closing of the following conditions:
                  (a) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by HSNS on or before the Closing Date shall have been fully complied with and performed in all material respects.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of HSNS set forth in Section 3.2 shall have been true and correct both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date.

                  (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change (other than an event or condition generally applicable to businesses similarly situated in HSNS) in the financial condition, results of operations, or business of HSNS.

                  (d) LITIGATION. No action or proceeding shall have been instituted before any court or governmental body by any third party to restrain or prohibit, or to obtain damages in respect of, the consummation of the transactions contemplated by this Agreement. No party to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation into the consummation of the transactions contemplated by this Agreement or
         (ii) the actual commencement of such an investigation.

                  (e) OFFICERS' CERTIFICATE. HSNS shall have furnished to the Shareholder a certificate dated the Closing Date, signed by its chief executive officer and secretary, to the effect that, to the knowledge and belief of each of them, the conditions set forth in
         Section 5.2(a) through (d) have been satisfied.

                  (f) DIRECTORS' RESOLUTION. HSNS shall have furnished to the Shareholder a certified copy of a resolution duly adopted by it Board of Directors, ratifying and approving this Agreement and all other agreements and instruments entered into by HSNS in connection herewith.

                  (g) GOVERNMENTAL APPROVALS. All required governmental approvals or consents required for the sale of the May Shares shall have been obtained from appropriate Governmental Authorities.

                  (h) OTHER DOCUMENTS. The Shareholder shall have received from HSNS all such resolutions, documents and instruments incidental to the transactions contemplated hereby, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1 TERMINATION. This Agreement may be terminated at any time prior to Closing:

                  (a)      By mutual consent of HSNS and the Shareholder;

                  (b)      By HSNS if any of the conditions specified in Section
         5.1 hereof shall not have been fulfilled by July 31, 2000, or an event or circumstance has occurred or arisen that would render the satisfaction of any of such conditions impossible and such condition or conditions shall not have been waived by HSNS; or

                  (c) By the Shareholder if any of the conditions specified in Section 5.2 hereof shall not have been fulfilled by July 31, 2000, or an event or circumstance has occurred or arisen that would render the satisfaction of any of such conditions or conditions impossible and such condition or conditions shall not have been waived by Shareholder.

         Section 6.2 NO LIABILITY. In the event of termination of this Agreement by HSNS or the Shareholder, as provided in Section 6.1, this Agreement shall forthwith terminate and there shall be no liability on the part of HSNS or the Shareholder or their respective officers, directors or agents. None of the parties shall have any obligation or liability of any nature whatsoever to the other parties hereto, and all expenses incurred by any party hereto shall be for its own account, except for the obligations of the parties in Section 4.2, which shall survive the termination and except as may otherwise be specifically provided in this Agreement; provided, however, that no party hereto shall be deemed to have waived any rights it may have arising from the willful default of another party hereto.


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
                                  ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1 INDEMNIFICATION BY HSNS. HSNS shall indemnify, defend and hold the Shareholder harmless from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees to the extent permitted by law, and accounting fees and investigation costs) (collectively, "Liabilities") that may be incurred by the Shareholder arising out of or relating to any breach of any representation, warranty, covenant, obligation or agreement of HSNS contained herein.

         Section 7.2       INDEMNIFICATION BY THE SHAREHOLDER.

                  (a) The Shareholder shall indemnify, defend and hold HSNS harmless from and against any and all Liabilities that may be incurred by HSNS arising out of, or relating to, any breach of any representation, warranty, covenant, obligation or agreement of the Shareholder contained herein.

                  (b) The Shareholder shall defend and hold HSNS harmless from and against all Liabilities relating to, based in whole or in part on events or conditions with, or arising out of, any dispute for services rendered or goods manufactured or provided by May prior to Closing, including, without limitation, product warranty and product liability claims, and claims for refunds, returns, personal injury and property damage.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.1 AMENDMENTS. This Agreement may be amended only by a writing executed by HSNS and the Shareholder.

         Section 8.2 ENTIRE AGREEMENT. This Agreement and the other agreements expressly provided for herein set forth the entire understanding of the parties hereto and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

         Section 8.3 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina.

         Section 8.4 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt when delivered by hand or sent by courier, facsimile transmission or telex, or (b) three calendar days after being mailed by first class mail, postage prepaid, to the parties at their respective addresses set forth below.

     To the Shareholder:           Douglas May
                                   Douglas May & Co., Inc.
                                   1600 Pacific Avenue, Suite 1525
                                   Dallas, Texas 75201

     With a copy to:               Mark Frels
                                   Short, How, Frels & Heitz, P.C.
                                   1600 Pacific Avenue
                                   Suite 1400, LB C-9
                                   Dallas, Texas  75202

     To HSNS:                      High Speed Net Solutions, Inc.
                                   Attention:  Robert Lowrey
                                   434 Fayetteville Street, Suite 2120
                                   Raleigh, North Carolina  27601

     With a copy to:               Doris R. Bray, Esq.
                                   Schell Bray Aycock Abel & Livingston P.L.L.C.
                                   230 North Elm Street, Suite 1500
                                   Greensboro, North Carolina  27401

Any party by written notice to the other may change the address or the persons to whom notices or copies thereof shall be directed.

         Section 8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

         Section 8.6 ASSIGNMENT; AFFILIATES. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, representatives and assigns of each party hereto, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other party; PROVIDED, HOWEVER, that HSNS may assign any of its rights, obligations or liabilities hereunder to any affiliate of HSNS provided that HSNS guarantees the performance of such affiliate. For purpose of this Agreement, the term "affiliate" means any person, firm or corporation which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

         Section 8.7 WAIVERS. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for herein, by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for herein.

         Section 8.8 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended, or shall by construed, to confer upon or give any person or entity other than HSNS and the Shareholder any rights or remedies under or by reason of this Agreement.

         Section 8.9 SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

         Section 8.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the Shareholder has executed this Agreement, and HSNS has caused its duly authorized representative to execute this Agreement, as of the date first above written.

                         HIGH SPEED NET SOLUTIONS, INC.

                         By: /s/ Andrew Fox
                            ---------------------------
                         Name: Andrew Fox
                         Title: Acting President and CEO



                          /s/ Douglas D. May
                         -------------------------------
                         Douglas D. May


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